MDU RESOURCES GROUP, INC.

                         Certificate of Amendment
                                    of
                       Certificate of Incorporation


     MDU Resources Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:
     1. That the Board of Directors of said Corporation, at a meeting duly convened and held on the 4th day of November, 1993, proposed two separate amendments to the Certificate of Incorporation of the Corporation, as heretofore amended, and at said meeting adopted resolutions setting forth the proposed amendments, declaring their advisability, and directing that the proposed amendments be considered at the next annual meeting of said Corporation by the stockholders entitled to vote in respect thereof, such amendments being set forth in the Corporation's Proxy Statement for the 1994 Annual Stockholders Meeting as follows:
          RESOLVED, that the Board of Directors of MDU
     Resources Group, Inc., (the "Corporation") hereby declares it advisable:

     (a) that, as permitted by law, the purpose of the Corporation be amended to include any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware to reflect the fact that the Corporation is a multidimensional natural resource company; and

     (b) that, in order to effect the foregoing the Certificate of Incorporation of the Corporation, as heretofore amended, be further amended by deleting
     Article THIRD in its entirety, and by inserting in place thereof a new Article THIRD to read as follows:

          THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware. Included within this purpose, without limiting the generality of the foregoing sentence is (1) to own and operate electric and gas public utility systems and (2) to transact business as a multidimensional natural resource company.

          The Corporation shall have and exercise all the powers conferred upon corporations by the General Corporation Law of Delaware.

          FURTHER RESOLVED, that the Board of Directors hereby directs that the proposed amendment be attached as an exhibit to the proxy statement for the Company's Annual Meeting of Stockholders to be held on April 26, 1994, for consideration by the Stockholders entitled to vote in respect thereof.

                        * * * * * * * * * * * * *

          RESOLVED, that the Board of Directors of MDU
     Resources Group, Inc. hereby declares it advisable:

          (A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 50,000,000 shares of Common Stock with the par value of $5.00, to 75,000,000 shares with the par value of $3.33, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company's Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

          (B) That, in order to effect the foregoing, the Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH, and by inserting in place thereof a new first paragraph of said Article
     FOURTH to read as follows:

          FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Seventy-seven Million (77,000,000) divided into four classes, namely, Preferred
          Stock, Preferred Stock A, Preference Stock, and Common Stock. The total number of shares of such Preferred Stock authorized is Five
          Hundred Thousand (500,000) shares of the par value of One Hundred Dollars ($100) per share
          (hereinafter called the "Preferred Stock") amounting in the aggregate to Fifty Million
          Dollars ($50,000,000). The total number of shares of such Preferred Stock A authorized is One Million (1,000,000) shares without par value (hereinafter called the "Preferred Stock
          A"). The total number of shares of such Preference Stock authorized is Five Hundred
          Thousand (500,000) shares without par value
          (hereinafter called the "Preference Stock").
          The total number of shares of such Common
          Stock authorized is Seventy-five Million
          (75,000,000) of the par value of Three and 33/100 Dollars ($3.33) per share (hereinafter called the "Common Stock"), amounting in the aggregate to Two Hundred Forty-nine Million
          Seven Hundred Fifty Thousand Dollars
          ($249,750,000).

          FURTHER RESOLVED, that the Board of Directors hereby directs that the proposed amendment be attached as an exhibit to the proxy statement for the Company's Annual Meeting of Stockholders to be held on April 26, 1994 for consideration by the Stockholders entitled to vote in respect thereof.

A copy of the resolutions was attached as Exhibit A and Exhibit B to the Corporation's Proxy Statement for the 1994 Annual
Stockholders Meeting, and the body of the Proxy Statement contained a discussion of the proposed amendments.
     2.  That thereafter, on the 26th day of April, 1994, at
11:00 a.m., in accordance with the Bylaws of the Corporation, and upon notice given in accordance with the laws of the State of Delaware and said Bylaws, the Annual Meeting of Stockholders of the Corporation was held, and there were present at such meeting, in person or by proxy, the holders of more than a majority of the shares of Common Stock of the Corporation outstanding and entitled to vote, constituting a quorum of said stockholders.
     3. That at said Annual Meeting of Stockholders, the proposals to amend the Certificate of Incorporation (i) to modify the corporate purposes of the Corporation and (ii) to increase the number of authorized shares of Common Stock from 50,000,000 shares to 75,000,000 shares and decrease the par value of such shares from $5.00 per share to $3.33 per share were presented for consideration, and a vote of the holders of the Common Stock voting in person or by proxy was taken for and against said proposal.
     4.  That a majority of the outstanding stock of the
Corporation entitled to vote and present at the Annual Meeting in person or by proxy voted in favor of the proposal to amend Article THIRD to the Certificate of Incorporation as indicated in the following table:
                                          Shares        Shares
              Shares        Shares        Voted         Voted
              Out-          Repre-        For           Against
              standing      sented        Proposal      Proposal

Common Stock  18,984,654    16,477,036    15,791,694    685,342*

*Includes 393,492 abstentions

     5. That a majority of the outstanding stock of the Corporation entitled to vote and present at the Annual Meeting in person or by proxy voted in favor of the proposal to amend Article FOURTH to the Certificate of Incorporation as indicated in the following table:
                                          Shares        Shares
              Shares        Shares        Voted         Voted
              Out-          Repre-        For           Against
              standing      sented        Proposal      Proposal

Common Stock  18,984,654    16,477,036    14,894,495    1,582,541*

*Includes 391,087 abstentions

     6. That said amendments to the Certificate of Incorporation of MDU Resources Group, Inc. as hereinbefore set forth have been therefore duly adopted in accordance with the provisions of Section 242 of the General Corporation Laws of the State of Delaware.
     IN WITNESS WHEREOF, MDU Resources Group, Inc. has caused its corporate seal to be hereunto affixed, and this Certificate to be signed by John A. Schuchart, its Chairman of the Board and Chief Executive Officer, and Lester H. Loble, II, its Secretary, this 27th day of April, 1994.
                                      MDU RESOURCES GROUP, INC.

ATTEST:


/s/ Lester H. Loble, II, Secretary    By: /s/ John A. Schuchart
Lester H. Loble, II, Secretary             John A. Schuchart
                                           Chairman of the Board and
                                           Chief Executive Officer